Exhibit 10.1

Date: Aug 14th, 2018

Board of Directors

Sincerity Applied Materials Holdings Corp.

4 Avoca Street

South Yarra, Victoria,

Australia 3141

Resignation as Director

Dear Board of Directors,

I hereby tender my resignation as director of Sincerity Applied Materials Holdings Corp., effective Aug 14th, 2018.

Sincerely,

/s/ Leping Zhang

Leping Zhang